TRANSFER AGENCY AGREEMENT



    THIS  AGREEMENT  is  made as of  this  ___  day  of
December, 1998, by and between La Crosse Funds, Inc., a
Wisconsin corporation (the "Corporation"), and Sunstone
Financial   Group,   Inc.,  a   Wisconsin   corporation
("Sunstone"):

    WHEREAS,  the Corporation is registered  under  the
Investment  Company Act of 1940, as amended (the  "1940
Act"), as an open-end management investment company and
is   authorized  to  issue  shares  of   common   stock
("Shares") in separate series with each such series representing the interests in a separate portfolio of securities and other assets;

    WHEREAS,  the  Corporation and Sunstone  desire  to
enter  into  an  agreement pursuant to  which  Sunstone
shall provide certain transfer agency services to  such
investment portfolios of the Corporation as are  listed
on  Schedule  A  hereto  and any additional  investment
portfolios the Corporation and Sunstone may agree  upon
and  include  on  Schedule A as such  Schedule  may  be
amended  from time to time (such investment  portfolios
and    any   additional   investment   portfolios   are
individually referred to as a "Fund" and collectively the "Funds").

    NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                       ARTICLE I

             APPOINTMENT OF TRANSFER AGENT

   A.  Appointment.

        1. The Corporation hereby appoints Sunstone as transfer agent and dividend disbursing agent of all the Shares of the Funds during the period of this Agreement, and Sunstone hereby accepts such appointment as transfer agent and dividend disbursing agent and agrees to perform the duties thereof as hereinafter set forth.

        2.   Sunstone shall perform the transfer  agent
and  dividend  disbursing agent services  described  on
Schedule  B hereto.  To the extent that the Corporation
requests  Sunstone to perform any additional  services,
Sunstone and the Corporation shall mutually agree as to
the   services  to  be  accomplished,  the  manner   of
accomplishment and the compensation to which Sunstone shall be entitled with respect thereto.

        3.  Sunstone may, in its discretion, appoint in
writing  other  parties qualified to  perform  transfer
agency   services   reasonably   acceptable   to    the
Corporation (individually, a "Sub-transfer Agent") to carry out some or all of its responsibilities under this Agreement with respect to a Fund; provided, however, that unless the Corporation shall enter into a written agreement with such Sub-transfer Agent, the Sub-transfer Agent shall be the agent of Sunstone and not the agent of the Corporation or such Fund and, in such event Sunstone shall be fully responsible for the acts or omissions of such Sub-transfer Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of such Sub-transfer Agent.

        4.   Subject to Sunstone's duty to act in  good
faith  with  respect to the services,  obligations  and
covenants  described in this Agreement, Sunstone  shall
have no duties or responsibilities whatsoever hereunder
except   such  duties  and  responsibilities   as   are
specifically  set  forth  in  this  Agreement,  and  no
covenant  or  obligation  shall  be  implied  in   this
Agreement against Sunstone.

   B.  Documents/Records/Authorizations.

        1. In connection with such appointment, the Corporation shall deliver or cause to be delivered the following documents to Sunstone:

            a)  A copy of the Articles of Incorporation
and  By-laws  of  the  Corporation and  all  amendments
thereto,  each  certified  by  the  Secretary  of   the
Corporation;

            b)   A certificate signed by an officer  of
the  Corporation specifying:  the number of  authorized
Shares and the number of such authorized Shares issued and currently outstanding, if any;

            c)  A certified copy of the resolutions  of
the  Board  of Directors of the Corporation  appointing
Sunstone as transfer agent and dividend disbursing agent and authorizing the execution of this Transfer
Agency Agreement on behalf of the Funds; and

           d)  Copies of the Corporation's Registration
Statement, as amended to date, and the most recently filed Post-Effective Amendment thereto, filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933
Act"), and under the 1940 Act, as amended, together with any applications filed in connection therewith.

        2.   The  Corporation agrees to deliver  or  to
cause   to  be  delivered  to  Sunstone  in  Milwaukee,
Wisconsin, at the Corporation's expense, all of its shareholder account records relating to the Funds in a format acceptable to Sunstone and all such other documents, records and information as Sunstone may reasonably request in order for Sunstone to perform its services hereunder.

        3. The Corporation agrees to deliver or cause to be delivered to Sunstone from time to time the certificate required by Article III, Section D(1) of this Agreement, signed by an officer of the Corporation and designating the names of the individuals authorized to provide oral instructions and to sign written instructions and requests on behalf of the Corporation
(hereinafter referred to individually as an "Authorized
Person" and collectively as "Authorized Persons").

                      ARTICLE II

                COMPENSATION & EXPENSES

   A. Compensation. In consideration for its services hereunder as transfer agent and dividend disbursing agent, each Fund will pay to Sunstone such compensation as provided in Schedule C.

    B.   Expenses.  The Corporation on behalf  of  each
Fund also agrees to promptly reimburse Sunstone for all
reasonable   out-of-pocket  expenses  or  disbursements
incurred by Sunstone in connection with the performance
of  services  under this Agreement including,  but  not
limited  to,  expenses  for postage,  express  delivery
services,  freight charges, envelopes, checks,  drafts,
forms  (continuous  or otherwise), specially  requested
reports  and statements, bank account service fees  and
charges,   telephone   calls,  telegraphs,   stationery
supplies, outside printing and mailing firms,  magnetic
tapes, reels or cartridges (if sent to a Fund or  to  a
third  party  at  a Fund's request) and  magnetic  tape
handling  charges, on-site and off-site record storage,
media   for   storage  of  records  (e.g.,   microfilm,
microfiche,  optical  platters,  computer   tapes   and
disks),  computer  equipment  installed  at  a   Fund's
request  at  a  Fund's  or  a third  party's  premises,
telecommunications                           equipment,
telephone/telecommunication    lines    between     the
Corporation  and its agents, on one hand, and  Sunstone
on  the  other,  proxy  soliciting,  processing  and/or
tabulating   costs,   second  site   back-up   computer
facility,  transmission of statement  data  for  remote
printing  or  processing, and transaction fees  to  the
extent any of the foregoing are paid by Sunstone.  Such
expenses  shall  not include personnel  charges  except
with  the  prior approval of an Authorized Person.   If
requested  by Sunstone, postage and other out-of-pocket
expenses  are  payable in advance,  and  in  the  event
requested, postage is due at least seven days prior  to
the anticipated mail date. Other out-of pocket expenses
are payable in advance if so requested by Sunstone.  In
the  event Sunstone requests advance payment,  Sunstone
shall  not  be  obligated  to incur  such  expenses  or
perform   the  related  service(s)  until  payment   is
received. Sunstone may, at its option, arrange to have various service providers submit invoices directly to the Corporation for payment of out-of pocket expenses reimbursable hereunder.

   C.  Payment Procedures.

        1.  Amounts due hereunder shall be due and paid
by  the  respective  Fund on or  before  the  thirtieth
(30th)  day  after  the date of the statement  therefor
(the "Due Date").  Service fees are billed monthly, and
out-of-pocket  expenses are billed as incurred  (unless
prepayment is requested by Sunstone).  Sunstone may, at
its  option, arrange to have various service  providers
submit  invoices directly to the Funds for  payment  of
out-of-pocket  expenses  reimbursable  hereunder.   The
Corporation  is  aware  that its  failure  to  pay  all
amounts  in  a  timely fashion so  that  they  will  be
received  by  Sunstone on or before the Due  Date  will
give rise to costs to Sunstone not contemplated by this
Agreement,  including  but  not  limited  to  carrying,
processing and accounting charges.  Accordingly, in the
event  that any amounts due hereunder are not  received
by  Sunstone by the Due Date, the Corporation shall pay
a  late charge equal to one percent (1.0%) per month or
the maximum amount permitted by law, whichever is less,
until paid in full.  In addition, the Corporation shall
pay  reasonable  attorney's fees  and  court  costs  of
Sunstone  if any amounts due Sunstone are collected  by
or  through an attorney.  The parties hereby agree that
such  late  charge  represents a  fair  and  reasonable
computation  of  the costs incurred by reason  of  late
payment  or  payment  of  amounts  not  properly   due.
Acceptance of such late charge shall in no event constitute a waiver of a Fund's default or prevent
Sunstone from exercising any other rights and remedies available to it.

        2.  In the event that any charges are disputed,
the  Fund  shall, on or before the Due  Date,  pay  all
undisputed amounts due hereunder and notify Sunstone in
writing  of  any  disputed  charges  for  out-of-pocket
expenses which it is disputing in good faith.   Payment
for such disputed charges shall be due on or before the
close of the fifth (5th) business day after the day  on
which    Sunstone    provides   to   the    Corporation
documentation which an objective observer would agree reasonably supports the disputed charges (the "Revised
Due Date"). Late charges shall not begin to accrue as to charges disputed in good faith until the first day after the Revised Due Date.

                      ARTICLE III

               PROCESSING AND PROCEDURES

   A.  Issuance, Redemption and Transfer of Shares

       1.  Sunstone acknowledges that it has received a
copy   of   each  Fund's  Prospectus  (as   hereinafter
defined),  which  Prospectus describes  how  sales  and
redemptions  of shares of each Fund shall be  made  and
Sunstone   agrees   to  accept  purchase   orders   and
redemption requests with respect to Fund shares on each Fund Business Day in accordance with such Prospectus.
"Fund Business Day" shall be deemed to be each day on which the New York Stock Exchange is open for trading, and "Prospectus" shall mean the last Fund prospectus actually received by Sunstone from the Fund with respect to which the Fund has indicated a registration statement under the 1933 Act has become effective, including the Statement of Additional Information, incorporated by reference therein.

       2.  On each Fund Business Day Sunstone shall, as
of  the time at which the net asset value of each  Fund
is  computed,  issue to and redeem  from  the  accounts
specified in a purchase order or redemption request  in
proper  form and accepted by the Corporation, which  in
accordance  with  the Prospectus is effective  on  such
day,  the  appropriate number of  full  and  fractional
Shares  based on the net asset value per Share  of  the
respective   Fund  specified  in  a  net  asset   value
calculation received on such Fund Business Day from or on behalf of the Fund.

         3.   Upon  the  issuance  of  any  Shares   in
accordance with this Agreement, Sunstone shall not be responsible for the payment of any original issue or other taxes required to be paid by the Fund in connection with such issuance of any Shares.

        4.  Sunstone shall not be required to issue any
Shares  after it has received from an Authorized Person
or  from  an  appropriate federal  or  state  authority
written  notification that the sale of Shares has  been
suspended  or  discontinued,  and  Sunstone  shall   be
entitled to rely upon such written notification.

        5.   Upon  receipt of a redemption request  and
monies paid to it by the Custodian in connection with a
redemption   of  Shares,  Sunstone  shall  cancel   the
redeemed  Shares and after making appropriate deduction
for  any  withholding  of  taxes  required  of  it   by
applicable law, make payment in accordance with the Fund's redemption and payment procedures described in the Prospectus.

        6.   (a)  Except as otherwise provided in  sub-
paragraph  (b)  of  this  paragraph,  Shares  will   be
transferred  or redeemed upon presentation to  Sunstone
of  instructions  properly  endorsed  for  transfer  or
redemption,  accompanied by such documents as  Sunstone
deems necessary to evidence the authority of the person
making   such  transfer  or  redemption,  and   bearing
satisfactory evidence of the payment of stock  transfer
taxes.   Sunstone  reserves  the  right  to  refuse  to
transfer  or  redeem Shares until it is satisfied  that
the  instructions are valid and genuine, and  for  that
purpose it will require, unless otherwise instructed by
an  Authorized  Person or except as  provided  in  sub-
paragraph  (b)  of  this  paragraph,  a  guarantee   of
signature  by  an  "Eligible Guarantor Institution"  as
that  term  is  defined by SEC Rule 17Ad-15.   Sunstone
also reserves the right to refuse to transfer or redeem
Shares   until  it  is  satisfied  that  the  requested
transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which Sunstone, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no reasonable basis to any claims adverse to such transfer or redemption.
Sunstone may, in effecting transfers and redemptions of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the applicable Fund or Funds shall indemnify Sunstone for any act done or omitted by it in good faith in reliance upon such laws. In no event will a Fund indemnify Sunstone for any act done by it as a result of willful misfeasance, bad faith, negligence or reckless disregard of its duties.

            (b)  Notwithstanding the foregoing  or  any
other  provision  contained in this  Agreement  to  the
contrary,  Sunstone shall be fully  protected  by  each
Fund  in  not  requiring  any  instruments,  documents,
assurances,  endorsements  or  guarantees,   including,
without   limitation,  any  signature  guarantees,   in
connection with a redemption, or transfer, of Shares whenever Sunstone reasonably believes that requiring the same would be inconsistent with the transfer and redemption procedures as described in the Prospectus.

        7.  Notwithstanding any provision contained  in
this  Agreement to the contrary, Sunstone shall not  be
required to request, as a condition to any transfer  or
redemption  of  any Shares pursuant to paragraph  6  of
this Article or any redemption of shares pursuant to  a
computer  tape  or  electronic data  transmission,  any
documents  to  evidence  the authority  of  the  person
requesting  the  transfer  or  redemption  and/or   the
payment of any stock transfer taxes, unless Sunstone has some reasonable basis upon which to question said authority, and shall be fully protected in acting in accordance with the applicable provisions of this Article.

        8.   In connection with each purchase and  each
redemption of Shares, Sunstone shall prepare  and  send
to  shareholders such statements as are  prescribed  by
the  Federal  securities  laws applicable  to  transfer
agents  or  as  described in  the  Prospectus.   It  is
understood that certificates representing Shares will not be offered by the Corporation or available to investors.

         9.    Procedures   for   effecting   purchase,
redemption  or  transfer  transactions  accepted   from
investors  by  telephone  or  other  methods  shall  be
established by mutual agreement between the Corporation
and   Sunstone  consistent  with  the  terms   of   the
Prospectus.   Sunstone  upon  written  notice  to   the
Corporation  may establish such additional  procedures,
rules   and   regulations   governing   the   purchase,
redemption  or  transfer  of Shares,  as  it  may  deem
advisable   and   consistent  with   such   rules   and
regulations  generally adopted by mutual fund  transfer
agents. Sunstone shall not be liable, and shall be held
harmless  by  the  Corporation,  for  its  actions   or
omissions which are consistent with the foregoing procedures.

        10. Prior to the effective date of any increase
or decrease in the total number of Shares authorized to
be  issued, or the issuance of any additional Shares of
a  Fund  pursuant  to  stock dividends,  stock  splits,
recapitalizations,  capital  adjustments   or   similar
transactions, the Corporation agrees to deliver to Sunstone such documents, certificates, reports and legal opinions as Sunstone may reasonably request.


   B.  Dividends and Distributions.

        1.  The Corporation shall furnish to Sunstone a
copy  of  a  resolution  of  its  Board  of  Directors,
certified  by an Authorized Person, either (i)  setting
forth  the  date of the declaration of  a  dividend  or
distribution,  the date of accrual or payment,  as  the
case  may  be,  thereof, the record date  as  of  which
shareholders  entitled to payment, or accrual,  as  the
case  may be, shall be determined, the amount per Share
of  such dividend or distribution, the payment date  on
which  all previously accrued and unpaid dividends  are
to  be  paid, and the total amount, if any, payable  to
Sunstone (as dividend disbursing agent) on such payment
date,  or (ii) authorizing the declaration of dividends
and  distributions on a daily or other  periodic  basis
and authorizing Sunstone to rely on a certificate of an
Authorized   Person  setting  forth   the   information
described in subsection (i) of this paragraph.

        2. In connection with a reinvestment of a dividend or distribution of Shares of a Fund, Sunstone shall as of each Fund Business Day, as specified in a certificate or resolution described in paragraph 1, issue Shares of the Fund based on the net asset value per Share of such Fund specified in instructions received from or on behalf of the Fund on such Fund
Business Day.

        3.   Upon  the  mail  date  specified  in  such
certificate  or  resolution, as the case  may  be,  the
Corporation  shall, in the case of a cash  dividend  or
distribution,  cause the Custodian  to  deposit  in  an
account in the name of Sunstone on behalf of a Fund, an
amount of cash, if any, sufficient for Sunstone to make
the  payment,  as of the mail date, specified  in  such
certificate or resolution, as the case may be,  to  the
shareholders  who  were of record on the  record  date.
Sunstone  will,  upon receipt of any  such  cash,  make
payment of such cash dividends or distributions to  the
shareholders of record as of the record date.  Sunstone
shall  not be liable for any improper payments made  in
good faith and without negligence, in accordance with a
certificate  or resolution described in  the  preceding
paragraph.   If  Sunstone shall not  receive  from  the
Custodian sufficient cash to make payments of any cash dividend or distribution to all shareholders of a Fund as of the record date, Sunstone shall, upon notifying the Fund, withhold payment to all shareholders of record as of the record date until sufficient cash is provided to Sunstone.

        4.   It  is  understood that  Sunstone  in  its
capacity  as  transfer  agent and  dividend  disbursing
agent   shall  in  no  way  be  responsible   for   the
determination  of  the  rate or form  of  dividends  or
capital  gain  distributions due  to  the  shareholders
pursuant  to  the  terms  of  this  Agreement.  It   is
expressly agreed and understood that Sunstone is not liable for any loss as a result of processing a distribution based on information provided in the Certificate that is incorrect. The Funds agree to pay
Sunstone for any and all costs, both direct and out-of-pocket expenses, incurred in such corrective work as necessary to remedy such error, provided that Sunstone has acted in good faith and without negligence.

        5.   It is understood that Sunstone shall  file
with   the  Internal  Revenue  Service  and   send   to
shareholders   such  appropriate  federal   tax   forms
concerning the payment of dividend and capital gain distributions but shall in no way be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders, except and only to the extent required by applicable law.


   C.  Records.

        1.   Sunstone  shall keep such records  as  are
specified in Schedule D hereto in the form and  manner,
and  for such period, as it may deem advisable but  not
inconsistent   with  the  rules  and   regulations   of
appropriate government authorities, in particular Rules
31a-2  and  31a-3  under the 1940  Act.   Sunstone  may
deliver  to  the Corporation from time to time  at  its
discretion,  for  safekeeping  or  disposition  by  the
Corporation  in  accordance  with  law,  such  records,
papers  and  documents accumulated in the execution  of
its duties as such transfer agent, as Sunstone may deem
expedient,  other than those which Sunstone  is  itself
required  to maintain pursuant to applicable  laws  and
regulations.    The   Corporation  shall   assume   all
responsibility  for any failure thereafter  to  produce
any  record,  paper, or other document so returned,  if
and  when required.  To the extent required by  Section
31  of  the  1940  Act  and the rules  and  regulations
thereunder, the records specified in Schedule D  hereto
maintained  by Sunstone, which have not been previously
delivered  to the Corporation pursuant to the foregoing
provisions of this paragraph, shall be considered to be
the   property  of  the  Corporation,  shall  be   made
available upon request for inspection by the officers, employees, and auditors of the Corporation, and shall be delivered to the Corporation promptly upon request and in any event upon the date of termination of this Agreement, in the form and manner kept by Sunstone on such date of termination or such earlier date as may be requested by the Corporation.

        2.   Sunstone  agrees to keep all  records  and
other  information  relative to  the  Corporation,  the
Funds and their shareholders confidential.  In case  of
any  requests  or  demands for the  inspection  of  the
shareholder  records of a Fund, Sunstone will  endeavor
to  notify the Fund promptly and to secure instructions
from  an  Authorized  Person  as  to  such  inspection.
Sunstone  reserves the right, however, to  exhibit  the
shareholder records to any person whenever it  believes
that  there  is  a reasonable likelihood that  Sunstone
will  be  held  liable for the failure to  exhibit  the
shareholder records to such person; provided,  however,
that  in  connection with any such disclosure  Sunstone
shall   promptly  notify  the  Corporation  that   such
disclosure   has   been  made  or  is   to   be   made.
Notwithstanding  the foregoing, Sunstone  may  disclose
information when requested by a shareholder  concerning
an  account as to which such shareholder claims a legal
or   beneficial  interest  or  when  requested  by  the
Corporation, the shareholder or the dealer of record as to such account.

   D.  Miscellaneous.

          Upon the execution of this Agreement, the Corporation shall provide Sunstone with a certificate containing the names of the initial Authorized Persons.
Any officer of the Corporation has the authority to appoint additional Authorized Persons, to limit or revoke the authority of any previously Authorized
Person, and to certify to Sunstone the names of the Authorized Persons from time to time. The Corporation shall provide Sunstone with an updated certificate evidencing the appointment, removal or change of authority of any Authorized Person, it being understood
Sunstone shall not be held to have notice of any change in the authority of any Authorized Person until receipt of written notice thereof from the Corporation.



                      ARTICLE IV

              CONCERNING THE CORPORATION

   A. Representations. The Corporation represents and warrants to Sunstone that:

        (a) It is a corporation duly organized and existing under the laws of the State of Wisconsin, it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement, and all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

       (b) It is an investment company registered under the 1940 Act.

        (c) A registration statement under the 1933 Act with respect to the Shares is effective.

        (d)  Each  officer of the Corporation  has  the
authority to appoint additional Authorized Persons,  to
limit   or  revoke  the  authority  of  any  previously
Authorized Person, and to certify to Sunstone the names of the Authorized Persons from time to time.

   B.  Covenants.

        1.   The  Corporation will provide to  Sunstone
copies   of   all   amendments  to  its   Articles   of
Incorporation and By-laws made after the date  of  this
Agreement.  If requested by Sunstone, each copy of  the
Articles of Incorporation of the Corporation and copies
of  all  amendments thereto shall be certified  by  the
Secretary of the Corporation.  Each copy of the By-Laws
and  copies  of all amendments thereto, and  copies  of
resolutions  of  the  Board  of  Directors,  shall   be
certified by the Secretary of the Corporation, if requested by Sunstone.

        2. The officers shall promptly deliver to Sunstone written notice of any change in the Authorized
Persons, together with a specimen signature of each new
Authorized Person.

        3. The Corporation shall deliver to Sunstone each Fund's currently effective Prospectus and, for purposes of this Agreement, Sunstone shall not be deemed to have notice of any information contained in such Prospectus until five (5) business days after it is actually received by Sunstone.

        4.   All requisite steps will be taken  by  the
Corporation from time to time when and as necessary  to
register  the  Corporation's shares  for  sale  in  all
states  in which the Corporation's shares shall at  the
time be offered for sale and require registration.   If
at any time the Corporation receives notice of any stop order or other proceeding in any such state affecting such registration or the sale of the Corporation's shares, or of any stop order or other proceeding under the federal securities laws affecting the registration or sale of the Corporation's shares, the Corporation will give prompt notice thereof to Sunstone.

         5. The Corporation will comply with all applicable requirements of the 1933 Act, the Securities
Exchange Act of 1934, as amended, the 1940 Act, blue sky laws, and any other applicable laws, rules and regulations.

         6.   The  Corporation  agrees  that  prior  to
effecting  any  change  in the Prospectus  which  would
increase  or  alter  the  duties  and  obligations   of
Sunstone hereunder, it shall advise Sunstone of such proposed change at least 30 days prior to the intended date of the same, and shall proceed with such change only if it shall have received the written consent of Sunstone thereto, which shall not be unreasonably withheld.

                       ARTICLE V

             CONCERNING THE TRANSFER AGENT

     A.    Representations.   Sunstone  represents  and
warrants to the Fund that:

        (a)  It  is  a  corporation duly organized  and
existing  under the laws of the State of Wisconsin,  is
empowered  under applicable law and by its Articles  of
Incorporation to enter into and perform this Agreement,
and all requisite corporate proceedings have been taken
to   authorize  it  to  enter  into  and  perform  this
Agreement.

        (b) It is duly registered as a transfer agent under Section 17A of the Securities Exchange Act of
1934, as amended, to the extent required, and will comply with all applicable laws in performing its services hereunder.

          (c)       Sunstone acknowledges that the
Corporation has inquired of Sunstone as to the Year
2000 compliance status of its computer systems and software and those of its software vendors. Sunstone shall report to the Board of the Corporation at least quarterly as to the Year 2000 compliance status of its mission critical computer systems and software .


   B.  Limitation of Liability.

       1.  Sunstone shall not be liable for any loss or
damage,  including  counsel fees,  resulting  from  its
actions  or  omissions to act or otherwise, except  for
any  loss  or  damage arising out  of  its  bad  faith,
willful  misfeasance, negligence or reckless  disregard
of  its duties under this Agreement. Sunstone shall not
be  liable and shall be indemnified in acting upon  any
writing  or document reasonably believed by  it  to  be
genuine  and  to  have  been  signed  or  made  by   an
Authorized Person or verbal instructions which the individual receiving the instructions on behalf of Sunstone reasonably believes in good faith to have been given by an Authorized Person, and Sunstone shall not be held to have any notice of any change of authority of any person until receipt of written notice thereof from an Authorized Person.

         2.    Sunstone   assumes   no   responsibility
hereunder,  and  shall not be liable, for  any  damage,
loss   of  data,  errors,  delay  or  any  other   loss
whatsoever  caused  by  events  beyond  its  reasonable
control.   Sunstone will, however, take all  reasonable
steps to minimize service interruptions for any period that such interruption continues beyond Sunstone's control.

       3. In no event and under no circumstances shall either party to this Agreement be liable to anyone, including, without limitation to the other party, for consequential or punitive damages for any act or failure to act under any provision of this Agreement even if advised of the possibility thereof.

       C.  Indemnification.

        1.   The  Corporation shall indemnify and  hold
harmless Sunstone from and against any and all  claims,
demands,  losses,  damages, costs,  charges,  payments,
expenses  (including  reasonable attorney's  fees)  and
liabilities of any and every nature which Sunstone  may
sustain  or  incur  or  which may be  asserted  against
Sunstone  by  any person arising out of or attributable
to any action or failure or omission to act by Sunstone
in   good  faith  and  without  negligence  or  willful
misconduct,  or in reliance upon (i) any  provision  of
this   Agreement;  (ii)  the  Prospectus;   (iii)   any
instrument  or order reasonably believed by  it  to  be
genuine and to be signed, countersigned or executed  by
an Authorized Person; (iv) any other instructions of an
Authorized Person; or (v) any opinion of legal  counsel
for the Corporation or, if approved by the Corporation,
for  Sunstone.   In  addition,  the  Corporation  shall
indemnify  and hold harmless Sunstone from and  against
any  and  all claims (whether with or without basis  in
fact  or  law), demands, expenses (including reasonable
attorney's  fees)  and liabilities  of  any  and  every
nature which Sunstone may sustain or incur or which may
be asserted against Sunstone by any person by reason of
or  as  a result of any action taken or omitted  to  be
taken by Sunstone in good faith in connection with  its
appointment   or  in  reliance  upon  any   law,   act,
regulation or any interpretation of the same.

        2.   Sunstone shall indemnify and hold harmless
the  Corporation from and against any and  all  claims,
demands,  losses,  damages, costs,  charges,  payments,
expenses  (including  reasonable attorney's  fees)  and
liabilities   of  any  and  every  nature   which   the
Corporation may sustain or incur or which may be asserted against the Corporation by any person arising out of or attributable to any action or failure or omission to act by Sunstone as a result of Sunstone's lack of good faith, negligence, willful misconduct or reckless disregard of its duties under this Agreement.

       3.  The party seeking indemnification under this
Section (C) (the "Indemnified Party") shall not  settle
any claim, demand, expense or liability to which it may
seek indemnity (each, an "Indemnifiable Claim") without
the  express written consent of the party against which
indemnification  is sought (the "Indemnifying  Party").
The  Indemnified  Party shall notify  the  Indemnifying
Party  promptly  after receipt of  notification  of  an
Indemnifiable  Claim,  provided  that  the  failure  to
furnish   such  notification  shall  not   impair   the
Indemnified   Party's  right  to  seek  indemnification
unless  the  Indemnifying Party is unable to adequately
defend  the  Indemnifiable Claim as a  result  of  such
failure,  and further provided, that if as a result  of
the failure to provide timely notice of the institution
of  litigation a judgment by default is entered,  prior
to  seeking indemnification, the Indemnified Party,  at
its  own  cost  and expense, shall open such  judgment.
The  Indemnifying Party shall have the right to  defend
any  Indemnifiable  Claim at its own expense,  provided
that   such  defense  shall  be  conducted  by  counsel
selected  by  the  Indemnifying  Party  and  reasonably
acceptable  to the Indemnified Party.  The  Indemnified
Party may join in such defense at its own expense,  but
to  the extent that it shall so desire the Indemnifying
Party  shall  direct  such defense.   The  Indemnifying
Party  shall not settle any Indemnifiable Claim without
the express written consent of the Indemnified Party if
the  Indemnified Party determines that such  settlement
would  have an adverse effect on the Indemnified  Party
beyond  the  scope of this Agreement.  In  such  event,
each  of  the  Indemnifying Party and  the  Indemnified
Party  shall  be responsible for their own  defense  at
their own cost and expense, and such claim shall not be
deemed  an  Indemnifiable  Claim  hereunder.   If   the
Indemnifying  Party shall fail or refuse to  defend  an
Indemnifiable Claim, the Indemnified Party may  provide
its  own  defense  at  the  cost  and  expense  of  the
Indemnifying Party.  Anything in this Agreement to  the
contrary notwithstanding, the Indemnifying Party  shall
not   indemnify  the  Indemnified  Party  against   any
liability  or  expense arising out of  the  Indemnified
Party's willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

         4.    The  indemnity  and  defense  provisions
provided  hereunder  shall  indefinitely  survive   the
termination of this Agreement.

       D.  Procedures.

        1.   At  any  time  Sunstone may  apply  to  an
Authorized  Person  of  the  Corporation  for   written
instructions  with  respect to any  matter  arising  in
connection with Sunstone's duties and obligations under
this  Agreement, and Sunstone shall not be  liable  for
any  action taken or permitted by it in good  faith  in
accordance   with  such  written  instructions.    Such
application  by Sunstone for written instructions  from
an  Authorized Person of the Corporation may set  forth
in  writing any action proposed to be taken or  omitted
by  Sunstone  with respect to its duties or obligations
under this Agreement and the date on and/or after which
such  action  shall be taken.  Sunstone  shall  not  be
liable  for  any action taken or omitted in  accordance
with a proposal included in any such application on  or
after  the  date  specified therein  unless,  prior  to
taking  or  omitting  any  such  action,  Sunstone  has
received  written  instructions  in  response  to  such
application  specifying  the  action  to  be  taken  or
omitted.    Sunstone  may  consult   counsel   of   the
Corporation, or upon prior notice and approval from the Corporation, its own counsel, at the expense of the Corporation and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of counsel to the Corporation or its own counsel.

         2. Notwithstanding any of the foregoing provisions of this Agreement, Sunstone shall be under no duty or obligation under this Agreement to inquire into, and shall not be liable for:

           (a) The legality of the issue or sale of any Shares, the sufficiency of the amount to be received therefor, or the authority of the Corporation, as the case may be, to request such sale or issuance;

           (b) The legality of a transfer of Shares, or of a redemption of any Shares (but the foregoing shall not limit Sunstone's obligations pursuant to Article
III (A)(6) of this Agreement), the propriety of the amount to be paid therefor, or the authority of the Corporation, as the case may be, to request such transfer or redemption;

            (c) The legality of the declaration of any dividend by the Corporation, on behalf of a Fund or Funds, or the legality of the issue of any Shares in payment of any stock dividend; or

            (d) The legality of any recapitalization or readjustment of Shares.


                      ARTICLE VI

                         TERM

      1.    This Agreement shall become effective  with
respect to each Fund listed on Schedule A hereof as  of
the date hereof  and, with respect to each Fund not  in
existence  on  that date, on the date an  amendment  to
Schedule A to this Agreement relating to that  Fund  is
executed.  This Agreement shall continue in effect with
respect to each Fund for a period of one-year from  the
date  hereof. Thereafter, if not terminated as provided
herein, this Agreement shall continue automatically  in
effect  as to each Fund for successive annual  periods.
Each  party,  in  addition  to  any  other  rights  and
remedies,  shall  have  the  right  to  terminate  this
Agreement at any time upon the material breach of  this
Agreement  by  the  other party.  In  the  event  of  a
material  breach, the non-breaching party shall  notify
the  breaching party in writing of such breach and upon
receipt of such notice, the breaching party shall  have
45 days to remedy the breach or the non-breaching party
may   forthwith  terminate  this  Agreement  upon   the
expiration of said period.

        2.   This  Agreement  may  be  terminated  with
respect  to  any one or more particular  Funds  without
penalty  (i)  upon mutual consent of  the  parties,  or
(ii)  by  either  party upon not less than  sixty  (60)
days'  written notice to the other party (which  notice
may be waived by the party entitled to the notice).  In
the  event such notice is given by the Corporation,  it
shall  be accompanied by a copy of a resolution of  the
Board of Directors of the Corporation, certified by the
Secretary  or  any  Assistant  Secretary,  electing  to
terminate  this Agreement and designating the successor
transfer  agent or transfer agents.  In the event  such
notice  is given by Sunstone, the Corporation shall  on
or  before the termination date, deliver to Sunstone  a
copy   of  a  resolution  of  its  Board  of  Directors
certified  by the Secretary or any Assistant  Secretary
designating  a  successor transfer  agent  or  transfer
agents.   In  the  absence of such designation  by  the
Corporation,  the  Corporation  shall  upon  the   date
specified  in  the  notice  of  termination   of   this
Agreement   and  delivery  of  the  records  maintained
hereunder, be deemed to be its own transfer agent and Sunstone shall thereby be relieved of all duties and responsibilities pursuant to this Agreement. Fees and out-of-pocket expenses incurred by Sunstone, but unpaid by the Corporation upon such termination, shall be immediately due and payable upon and notwithstanding such termination.

        3. In the event this Agreement is terminated as
provided herein, Sunstone, upon the written request  of
the  Corporation,  shall deliver  the  records  of  the
Corporation   to  the  Corporation  or  its   successor
transfer agent in the form maintained by Sunstone.  The
Corporation  shall be responsible to Sunstone  for  all
out-of-pocket expenses and for the reasonable costs and
expenses  associated with the preparation and  delivery
of  such  media, including: (a) any custom  programming
requested  by  the Corporation in connection  with  the
preparation of such media; (b) transportation of  forms
and other Corporation materials used in connection with
the  processing of Fund transactions by  Sunstone;  and
(c)  transportation  of the Corporation's  records  and
files  in  the possession of Sunstone. In addition,  in
the  event  of  termination of this Agreement,  or  the
proposed liquidation or merger of the Corporation or  a
Fund(s),  and the Corporation requests the Sunstone  to
provide  services  in  connection  therewith,  Sunstone
shall  provide  such services and be entitled  to  such
compensation   as  the  parties  may  mutually   agree.
Sunstone shall not reduce the level of service provided to the Corporation following notice of termination by the Corporation and, subject to this subparagraph 3, shall assist the Corporation in the transition of the functions to the successor transfer agent.


                      ARTICLE VII

                     MISCELLANEOUS

      A.   Notices.  Any notice or other instrument  in
writing, authorized or required pursuant to Article  VI
to be given to the Corporation with respect to any Fund
shall  be  sufficiently  given  if  addressed  to   the
Corporation and mailed and delivered to the  President,
La  Crosse  Funds,  Inc. 311 Main  Street,  La  Crosse,
Wisconsin   54601,  or  at  such  other  place  as  the
Corporation may from time to time designate in writing.
Any  notice  or other instrument in writing, authorized
or  required  pursuant to Article VI  to  be  given  to
Sunstone  shall be sufficiently given if  addressed  to
Sunstone  and  mailed or delivered to the President  at
207   East   Buffalo  Street,  Suite  400,   Milwaukee,
Wisconsin 53202, or at such other place as Sunstone may from time to time designate in writing.

   B.  Amendments/Assignments.

          1.   This Agreement may not be amended or
modified in any manner except by a written agreement executed by both parties.


        2. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns. This Agreement shall not be assignable by either party without the written consent of the other party except that Sunstone may assign this Agreement to an affiliate with advance written notice to the Corporation; provided, however, the personnel of the affiliate have the same or better qualifications and experience as Sunstone.

   C.  Wisconsin Law.  This Agreement shall be governed
by  and  construed in accordance with the laws  of  the
State of Wisconsin.  If any part, term or provision  of
this  Agreement  is  determined by the  courts  or  any
regulatory authority having jurisdiction over the issue
to  be  illegal, in conflict with any law or  otherwise
invalid,  the  remaining portion or portions  shall  be
considered severable and shall not be affected, and the
rights   and  obligations  of  the  parties  shall   be
construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

   D. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

    E.   Non-Exclusive; Other Agreements.  The services
of  Sunstone  hereunder are not  deemed  exclusive  and
Sunstone  shall be free to render similar  services  to
others.   Except as specifically provided herein,  this
Agreement  does  not  in  any  way  affect  any   other
agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party thereunder.

    F.   Captions.   The captions in the Agreement  are
included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.


    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officer, thereunto duly authorized, as of the day and year first above written.

SUNSTONE FINANCIAL GROUP, INC.      LA CROSSE FUNDS, INC.


By:________________________         By:_______________________
       (Signature)                        (Signature)

___________________________         ___________________________
         (Name)                     Steven  J. Hulme, President

___________________________
       (Title)



                      Schedule A
                        to the
               Transfer Agent Agreement
                    by and between
                 La Crosse Funds, Inc.
                          and
            Sunstone Financial Group, Inc.




           LA CROSSE LARGE CAP STOCK FUND




                      Schedule B
                        to the
               Transfer Agent Agreement
                    by and between
                 La Crosse Funds, Inc.
                          and
            Sunstone Financial Group, Inc.


                       SERVICES


  Maintenance of shareholder accounts
    Maintain records for each shareholder account;
    Scan account documents for electronic storage;
    Record changes to shareholder account information;
    Maintain account documentation files for each shareholder; and Establish and maintain retirement plan accounts.

  Shareholder servicing and shareholder transactions
     Respond to written and telephone (recorded lines) inquiries from shareholders for information about their accounts;
     Process shareholder purchase and redemption orders, including those of automatic investment and systematic withdrawal plans;
     Set up account information, including address, dividend options, taxpayer identification numbers and wire instructions;
     Issue transaction confirmations;
     Process transfers and exchanges;
     Process dividend payments by check, wire or ACH or
       purchase new shares through dividend reinvestment; and Issues customer statements, including consolidated and duplicate statements.

    Compliance reporting and proxy processing
      Provide required reports to the Securities and Exchange Commission, the National Association of
        Securities Dealers and the states in which each fund is registered;
      Prepare and distribute to the Internal Revenue
       Service required Internal Revenue Service forms 1099,
       1042, 5498 and 945 relating to earned income and capital gains;
     Issue tax withholding reports to the Internal
       Revenue Service; and
     Telephone service representatives on-line access
       Respond to shareholder or dealer inquiries related to:
         Account registration;
         Share balances;
         Account options;
         Dividend and capital gain distribution status;
         Withholding status;
         Transaction dates and types;
         Shares traded;
         Address;
         Customer or account type;
         Dealer, branch and rep information;
         Dollars available/not available in the account;
         Shares purchased/redeemed today;
         Dividend accrual, current dividend period; and Market value of shares.

     Standard reports  Standard reports include:
         Shareholder base analysis
         New account listing
         Purchases, redemptions, exchanges
         Servicing summary
         Rule 12b-1 reports


                      Schedule C
                        to the
               Transfer Agent Agreement
                    by and between
                 La Crosse Funds, Inc.
                          and
            Sunstone Financial Group, Inc.


        FEE SCHEDULE




    Base Fees

                    Annual Shareholder   Minimum Annual Fee
        Fund            Account Fee           Per Fund
                        Open/Closed

La Crosse Large Cap    $17.00/$3.00            $17,000
    Stock Fund


The base fee assumes a single class of shares, no load, no 12b-1 plan, availability of automatic investment plans and systematic withdrawal plans, quarterly or less frequent dividend distributions, annual capital gains distributions, and includes all standard reports.

    One-time set-up fees

  New funds set up (per fund)                    $2,000
  NSCC Fund/SEV and Networking set-up
    (per fund group)                             $2,500
  Voice Response Unit (VRU) set-up               $3,000

    Website set-up/TA System Access

  Adviser access                                 $3,000
  Shareholder data extract                       $5,000
  NAV Link to website                            $1,500
  Custom programming                             $150 per hour

    Monthly website access fees

  Adviser access fee                             $300/location
  Shareholder data extract                       $500
  Shareholder access to accounts                 $500
  NAV link to website                            $150

    Account maintenance and processing fees
      (per occurrence)

  Reprocessing shareholder transactions
    - flat fee                                   $750
     Per transactions                            $1.00
  Omnibus account transaction                    $2.50
  Annual omnibus account maintenance
    (per account)                                 $150
  Transaction processing - FundServ               at cost
  Certificate issuance                            $10.00
  Locating lost shareholders/search               $8.00

    Out-of-pocket expenses

  Per statement confirmation and check
    processing                                    $0.25
  Per tax form processing                         $0.15
  Per label printing for proxy
    or marketing purposes                         $0.05
  Production of ad hoc reports                    starting at $100
  Bulk mailing/insert handling charge
    1 insert                                      $0.06
    2 - 3 inserts                                 $0.08
    4 or more inserts                             as quoted
  Bank account service fees and any
    other bank charges                            at cost
  Statement paper, check stock, envelopes,
    tax forms                                     at cost
  Postage and express delivery charges            at cost
  Telephone and long distance charges             at cost
  Fax charges                                     at cost
  P.O. box rental                                 at cost
  800-phone number                                at cost
  Inventory and records storage                   at cost
  Fund/SERV charges                               at cost

    Additional fees
      (which may be passed on to shareholders)

  Outgoing wire fee                               varies by bank
  Account transcripts older than 2 years
    (per year, per fund)                          $5.00
  Non-sufficient funds                            varies by bank
  IRA/SEP/SIMPLE/401(b) processing
    Annual maintenance or custodial fee
      (per account)                               $15.00
    Account termination (transfer or rollover)    $15.00


                      Schedule D
                        to the
               Transfer Agent Agreement
                    by and between
                 La Crosse Funds, Inc.
                          and
            Sunstone Financial Group, Inc.


                  RECORDS MAINTAINED BY SUNSTONE

Account applications

Checks including check registers, reconciliation records, any adjustment records and tax withholding documentation

Indemnity bonds for replacement of lost or missing stock certificates and checks

Liquidation, redemption, withdrawal and transfer requests including stock powers, signature guarantees and any supporting documentation

Shareholder correspondence

Shareholder transaction records

Share transaction history of the Funds